EXHIBIT 10.7

[Execution]

AMENDMENT NO. 6 TO
LOAN AND SECURITY AGREEMENT

          AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT, dated as of May 22, 2007, by and among Spartan Stores, Inc., a Michigan corporation ("Parent"), Spartan Stores Distribution, LLC, a Michigan limited liability company ("Stores Distribution"), Market Development Corporation, a Michigan corporation ("MDC"), Spartan Stores Associates, LLC, a Michigan limited liability company ("Associates"), Family Fare, LLC, a Michigan limited liability company ("Family Fare"), MSFC, LLC, a Michigan limited liability company ("MSFC"), Seaway Food Town, Inc., a Michigan corporation ("Seaway"), The Pharm of Michigan, Inc. ("Pharm"), a Michigan corporation, Valley Farm Distributing Co., an Ohio corporation ("Valley Farm"), Gruber's Real Estate, LLC, a Michigan limited liability company ("Gruber RE"), Prevo's Family Markets, Inc., a Michigan corporation ("Prevo"), Buckeye Real Estate Management Co., an Ohio corporation ("Buckeye"), Spartan Stores Fuel, LLC, a Michigan limited liability company (together with Lead Borrower, Stores Distribution, United, MDC, Associates, Family Fare, MSFC, Seaway, Pharm, Valley Farm, Gruber RE, Prevo and Buckeye, each individually a "Borrower" and collectively, "Borrowers"), Spartan Stores Holding, Inc., a Michigan corporation ("Holding"), SI Insurance Agency, Inc., a Michigan corporation ("SI", together with Holding, each individually a "Guarantor" and collectively, "Guarantors"), the parties to the Loan Agreement (as hereinafter defined) from time to time as lenders (each individually, a "Lender" and collectively, "Lenders") and Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation (Central), an Illinois corporation, in its capacity as agent for Lenders (in such capacity, "Agent").

W I T N E S S E T H :

          WHEREAS, Borrowers and Guarantors have entered into financing arrangements with Agent and Lenders pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated December 23, 2003, by and among Borrowers, Guarantors, Agent and Lenders, as amended and supplemented by Amendment No. 1 to Loan and Security Agreement, dated as of July 29, 2004, Amendment No. 2 to Loan and Security Agreement, dated as of December 22, 2004, Amendment No. 3 to Loan and Security Agreement, dated as of December 9, 2005, Amendment No. 4 to Loan and Security Agreement, dated as of March 17, 2006 and Amendment No. 5 to Loan and Security Agreement, dated as of April 5, 2007 (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the other Financing Agreements (as defined therein); and

          WHEREAS, Borrowers and Guarantors have requested Agent and Lenders agree to certain amendments to the Loan Agreement, and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions herein; and

          WHEREAS, by this Amendment No. 6, Borrowers, Guarantors, Agent and Lenders desire and intend to evidence such amendments;

          NOW THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Definitions.

                    1.1   Additional Definition.

                              (a) As used herein, the following terms shall have the meanings given to them below, and the Loan Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, the following definitions:

                                        (i) "Amendment No. 6" shall mean this Amendment No. 6 to Loan and Security Agreement by and among Borrowers, Guarantors, Agent and Lenders, as amended, modified, supplemented, extended, renewed, restated or replaced.

                                        (ii) "Convertible Note Indenture" shall mean an Indenture by and between Parent, as issuer, and a trustee, with respect to the Convertible Notes, to be entered into, in all material respects, substantially on the terms set forth in the Description of Notes attached hereto as Exhibit A, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

                                        (iii) "Convertible Notes" shall mean, collectively, the Senior Unsecured Convertible Notes issued by Parent in the original aggregate principal amount not to exceed $125,000,000 pursuant to the Convertible Note Indenture, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

                    1.2   Amendment to Definitions. The definition of "Change of Control" set forth in Loan Agreement is hereby amended by adding the following new subsection (f) at the end thereof: ", or (f) the occurrence of a "fundamental change" as such term is defined in the Convertible Notes or the Convertible Note Indenture at all times that any Indebtedness or other obligations evidenced by any Convertible Notes are outstanding."

                    1.3   Interpretation. For purposes of this Amendment No. 6, unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings assigned to such terms in the Loan Agreement.

          2.   Encumbrances. Section 9.8 of the Loan Agreement is hereby amended by adding the following new subsection (p) at the end thereof:

          "(p) pledges of stock of third parties acquired by Borrowers in the ordinary course of business in connection with investments permitted under Section 9.10(k) hereof."

          3.   Indebtedness.

                    (a) Section 9.9(e) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

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          "(e) unsecured Indebtedness of any Borrower or Guarantor arising after the date hereof to any third person (but not to any other Borrower or Guarantor), provided, that, each of the following conditions is satisfied as determined by Agent: (i) such Indebtedness shall be on terms and conditions acceptable to Agent, (ii) Agent shall have received not less than ten (10) days prior written notice of the intention of such Borrower or Guarantor to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) except as Agent may otherwise agree in writing, all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Agent for application to the Obligations in such order and manner as Agent may determine, (v) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (vi) such Borrower and Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, such Borrower or Guarantor may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) without Agent's prior written consent, redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose; and (vii) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;"

                    (b) Section 9.9 of the Loan Agreement is hereby amended by adding the following new subsections (m) and (n) at the end thereof:

          "(m) unsecured Indebtedness of Parent evidenced by the Convertible Notes as in effect on the date of their issuance or as permitted to be amended pursuant to the terms hereof, provided, that:

                    (i) the aggregate principal amount of all such Indebtedness evidenced by the Convertible Notes shall not exceed $125,000,000 less the aggregate amount of all repayments or redemptions, whether optional or mandatory, in respect thereof, plus interest thereon calculated in the manner provided for in the Convertible Notes as in effect on the date of the issuance thereof,

                    (ii) Borrowers and Guarantors shall not, directly or indirectly, make any payments in respect of such Indebtedness, except that Parent may make (A) regularly scheduled payments of interest and fees (which interest rate on the principal amount of

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the Convertible Notes, excluding contingent interest and additional amounts payable upon a Registration Default as defined in Exhibit A to Amendment No. 6, shall not exceed 5% per annum), if any, in respect of such Indebtedness when due in accordance with the terms of the Convertible Notes as in effect on the date of the issuance thereof, (B) payments of principal in respect of such Indebtedness when scheduled to mature in accordance with the terms of the Convertible Note Indenture as in effect on the date thereof and any other mandatory prepayments as required under the terms of the Convertible Note Indenture as in effect on the date thereof, and (C) payments to the extent permitted under Section 9.9(m)(iv) below,

                    (iii) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change in any material respect any terms of such Indebtedness or any of the Convertible Notes or the Convertible Note Indenture or any related agreements, documents and instruments, except that Parent may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith,

                    (iv) Borrowers and Guarantors shall not, directly or indirectly, redeem, retire, defease, purchase, convert Convertible Notes to cash or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except, that, (A) Parent may convert Convertible Notes to cash or purchase such Indebtedness in accordance with and to the extent required by the terms of the Convertible Note Indenture, so long as Agent shall have received not less than one (1) Business Day prior written notice of the intention of Parent to so convert Convertible Notes to cash or purchase such Indebtedness if such conversion or purchase requires payments in excess of $5,000,000, or the aggregate amount of all such payments prior thereto has been in excess of $20,000,000, which notice shall specify the date of the proposed purchase or conversion, the amount to be paid by Parent in respect thereof and the amount of the Convertible Notes to be so purchased or converted, (B) Parent may make optional prepayments or redemptions of the Convertible Notes, so long as, as of the date of any such optional prepayment or redemption or any payment in respect thereof and after giving effect thereto, (1) Agent shall have received not less than three (3) Business Days' prior written notice of the intention of Parent to so redeem or prepay such Indebtedness, which notice shall specify the date of the proposed prepayment or redemption, the amount to be paid by parent in respect thereof and the amount of the Convertible Notes to be so prepaid or redeemed, (2) the aggregate amount of the Excess Availability of Borrowers for each of the immediately preceding ten (10) consecutive days shall have been not less than $25,000,000 and as of the date of any such payment and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers shall be not less than $25,000,000, and (3) as of the date of any such payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (C) nothing contained herein shall be construed to limit the right of Parent to convert Convertible Notes to shares of common stock of Parent in accordance with the terms thereof as in effect on the date of the issuance thereof and (D) Parent may make payments to the extent permitted under Section 9.9(m)(ii) above;

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                    (v) the Convertible Notes and the Convertible Note Indenture shall each be , in all material respects, substantially on the terms set forth in the Description of Notes attached hereto as Exhibit A to Amendment No. 6, and Agent shall have received true, correct and complete copies of the Convertible Notes and the Convertible Note Indenture promptly after the issuance of the Convertible Notes (and Agent shall receive copies of drafts thereto promptly after they are distributed to Parent), and

                    (vi) Borrowers and Guarantors shall furnish to Agent all written notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

          (n) guarantees by any Borrower of any Indebtedness of any other Borrower otherwise permitted to be incurred under this Agreement."

          4.   Loans, Investments, Etc. Section 9.10 of the Loan Agreement is hereby amended by adding the following new subsections (k) and (l) at the end thereof:

          "(k) investments in the ordinary course of business of Borrowers not otherwise permitted in Section 9.10 hereof, provided, that, the aggregate amount of all such investments shall not exceed $1,000,000 in any fiscal year;

          (l) the purchase or repurchase by Parent of Indebtedness evidenced by the Convertible Notes to the extent permitted in Section 9.9(m)(iv) hereof."

          5.   Events of Default. Section 10.1 of the Loan Agreement is hereby amended by adding the following new subsection (p) at the end thereof:

          "(p) the conversion by Parent of any of the Convertible Notes to cash, and either (i) as of the date of any such payment and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers for any of the immediately preceding ten (10) consecutive days shall have been less than $25,000,000 or (ii) as of the date of any such payment and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers is less than $25,000,000,"

          6.   Representations and Warranties. Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment No. 6), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

                    6.1   This Amendment No. 6 and each other agreement or instrument (including the Convertible Notes and Convertible Note Indenture) to be executed and delivered by the Borrowers and Guarantors pursuant hereto have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors, as the case may be, contained herein and therein, constitute the legal, valid and binding obligations of each of the Borrowers and Guarantors, respectively, enforceable against

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them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                    6.2   The execution, delivery and performance of this Amendment No. 6 are all within each Borrower's and Guarantor's corporate or limited liability company powers and are not in contravention of law or the terms of any Borrower's or Guarantor's certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound.

                    6.3   No Default or Event of Default exists or has occurred and is continuing.

          7.   Condition Precedent. The effectiveness of the amendments contained herein shall only be effective upon the following:

                    7.1   Agent shall have received an executed original or executed original counterparts of this Amendment No. 6 (as the case may be), duly authorized, executed and delivered by the parties hereto (including all Lenders required for the consent and amendments provided for herein); and

                    7.2   Agent shall have received a true and correct copy of any consent, waiver or approval (if any) to or of this Amendment No. 6, which any Borrower is required to obtain from any other Person.

          8.   Effect of this Amendment. Except as expressly amended pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and, in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 6, the provisions of this Amendment No. 6 shall control.

          9.   Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 6.

          10.   Governing Law. The validity, interpretation and enforcement of this Amendment No. 6 and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

          11.   Binding Effect. This Amendment No. 6 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

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          12.   Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 6.

          13.   Counterparts. This Amendment No. 6 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 6 by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 6. Any party delivering an executed counterpart of this Amendment No. 6 by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to be duly executed and delivered by their authorized officers as of the day and year first above written.

AGENT WACHOVIA CAPITAL FINANCE CORPORATION (Central), f/k/a Congress Financial Corporation (Central), as Agent		BORROWERS SPARTAN STORES, INC.

By:	/s/ Vicky Geist	By:	/s/ David M. Staples

Title:	Director	Title:	EVP, CFO and Treasurer

SPARTAN STORES DISTRIBUTION, LLC
MARKET DEVELOPMENT CORPORATION
SPARTAN STORES ASSOCIATES, LLC
FAMILY FARE, LLC
MSFC, LLC
SEAWAY FOOD TOWN, INC.
THE PHARM OF MICHIGAN, INC.
VALLEY FARM DISTRIBUTING CO.
GRUBER'S REAL ESTATE LLC
PREVO'S FAMILY MARKETS, INC.
BUCKEYE REAL ESTATE MANAGEMENT CO.
SPARTAN STORES FUEL, LLC

		By:	/s/ David M. Staples

		Title:	Treasurer

GUARANTORS SPARTAN STORES HOLDING, INC. SI INSURANCE AGENCY, INC.

		By:	/s/ David M. Staples

		Title:	Treasurer

LENDERS WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), f/k/a Congress Financial Corporation (Central)

By:	/s/ Vicky Geist

Title:	Director

KEY BANK NATIONAL ASSOCIATION

By:	/s/ Nadine M. Eames

Title:	Vice President

BANK OF AMERICA N.A. (successor by merger to Fleet Capital Corporation)

By:	/s/ Vice President

Title:	Vice President

NATIONAL CITY BUSINESS CREDIT, INC.

By:	/s/ Vice President

Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Rebecca A. Ford

Title:	Duly Authorized Signatory

FIFTH THIRD BANK, a Michigan Banking Corporation

By:	/s/ Vice President

Title:	Vice President

EXHIBIT A
TO
AMENDMENT NO. 6

Description of Notes

See attached

Draft - April 6, 2007

DESCRIPTION OF NOTES

          We will issue the notes under an indenture, to be dated as of                 , 2007, between us and [                             ], as trustee. The notes and the common stock issuable upon conversion of the notes, if any, will be covered by a registration rights agreement. Each holder may request a copy of the indenture and the registration rights agreement from the trustee at the address provided herein.

          The following description is a summary of the material provisions of the notes, the indenture and the registration rights agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture, and to all provisions of the registration rights agreement. Wherever particular provisions or defined terms of the indenture or the notes are referred to, these provisions or defined terms are incorporated in this offering memorandum by reference. We urge you to read the indenture because it, and not this description, defines each holder's rights as a holder of the notes.

          As used in this "Description of Notes" section, references to "Spartan," the "company," "we," "us" and "our" refer only to Spartan Stores, Inc. and do not include its subsidiaries.

General

          We are offering $[75,000,000] aggregate principal amount of notes ($[90,000,000] aggregate principal amount if the initial purchaser exercises in full its option to purchase additional notes to cover over-allotments, if any).

          The notes will mature on May 1, 2027 unless earlier converted, redeemed or repurchased. Each holder of notes has the option, subject to certain qualifications and the satisfaction of certain conditions, to convert its notes into cash and shares, if any, of our common stock at an initial conversion rate of                 shares per $1,000 principal amount of notes. This is equivalent to an initial conversion price of approximately $               per share of common stock. The conversion rate is subject to adjustment if certain events occur.

          Upon a surrender of a holder's notes for conversion, unless we have previously exercised our option to satisfy all of our future conversion obligations entirely in common stock as described below under "- Conversion Rights - Option to Irrevocably Elect to Satisfy Future Conversion Obligations in Common Stock," we will deliver cash equal to the lesser of the aggregate principal amount of notes to be converted and our total conversion obligation. We will deliver shares of our common stock in respect of the remainder, if any, of our conversion obligation, as described below under "- Conversion Rights - Payment Upon Conversion." If we deliver common stock upon conversion of a note, a holder will not receive fractional shares but a cash payment to account for any such fractional share, as described below. A holder will not receive any cash payment for interest (or contingent interest or additional amounts, if any) accrued and unpaid to the conversion date except under the limited circumstances described below, including under "- Registration Rights" below.

          The notes will be our senior, unsecured obligations and will rank equal in right of payment to all of our existing and future unsecured and unsubordinated indebtedness. The notes will be issued only in denominations of $1,000 principal amount and integral multiples thereof. References to "a note" or "each note" in this offering memorandum refer to $1,000 principal amount of the notes.

          As used in this offering memorandum, "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

          Any reference to "common stock" means our common stock, no par value.

          Each holder will be deemed to have agreed in the indenture, for United States federal income tax purposes, to treat the notes as "contingent payment debt instruments" and to be bound by our application of the U.S. Treasury regulations that govern contingent payment debt instruments, including our determination that the rate at which interest will be deemed to accrue for United States federal income tax purposes will be           %, which is the comparable yield, or the rate at which we would have borrowed on a non-contingent, nonconvertible basis at the issue date of the notes.

          Accordingly, each holder will be required to accrue interest on a constant yield to maturity basis at that rate, with the result that a holder will recognize taxable income significantly in excess of cash received while the notes are outstanding. See "United States Federal Income Tax Considerations." YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE TAX TREATMENT OF AN INVESTMENT IN THE NOTES AND WHETHER AN INVESTMENT IN THE NOTES IS ADVISABLE IN LIGHT OF THE AGREED UPON TAX TREATMENT AND YOUR PARTICULAR TAX SITUATION.

Interest and Contingent Interest

          The notes will bear interest at a rate of        % per year. In addition, we will pay contingent interest to holders of the notes during the period commencing [                      , 2012] and ending on [                       , 2012] and for any six-month period thereafter, from and including an interest payment date up to, but excluding, the next interest payment date, if the average contingent interest trading price (as defined below) per $1,000 principal amount of the notes for the five-trading-day (as defined below) period ending on the third trading day immediately preceding the first day of such interest period equals 120% or more of the principal amount of the notes.

          During any interest period in which contingent interest shall be payable, the contingent interest payable per $1,000 principal amount of the notes will equal [0.25]% per annum of the average contingent interest trading price of $1,000 principal amount of notes during the five-trading-day measuring period ending on the third trading day immediately preceding the applicable interest period used to determine whether contingent interest must be paid.

          For so long as the notes are held in book-entry only form, interest (including contingent interest and additional amounts, if any) will be payable on each payment date to the person in whose name a given note is registered at the close of business on the business day before the interest payment date (each, a "record date"). In the event that the notes do not remain in book-entry only form or are not in the form of a global certificate, we will have the right to select record dates, which will be at least one business day before an interest payment date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will accrue from                      , 2007 or from the most recent date to which interest has been paid or duly provided for. We will pay interest (including contingent interest and additional amounts, if any) semi-annually, in arrears on May 1 and November 1 of each year, commencing on November 1, 2007.

          Contingent interest, if any, will accrue from the first day of any relevant interest period and be payable on the interest payment date at the end of the relevant six-month period to holders of the notes as of the record date relating to such interest payment date. In the event of any determination that holders will be entitled to receive contingent interest with respect to an interest period, we will promptly (i) issue a press release and use our reasonable efforts to post such information on our website or otherwise publicly disclose this information or (ii) provide notice to the holders of the notes in a manner contemplated by the indenture, including through the facilities of DTC.

          If, in connection with a payment of contingent interest, we determine that United States withholding tax may be required as described under "United States Federal Income Tax Considerations - Non-United States Holders," we will provide this information through a press release disseminated as provided above.

          "Contingent interest trading price" means, on any date of determination, the average of the secondary bid quotations per note obtained by the conversion agent for $5,000,000 principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that, if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided, further, that, if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If on any date of determination the conversion agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the notes from an independent nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the contingent interest trading price of the notes on such date of determination will be (a) the applicable conversion rate of the notes (as defined below) multiplied by (b) the closing sale price of our common stock on such determination date.

          Upon conversion of a note, a holder will not receive any cash payment of interest (including contingent interest and additional amounts, if any) unless, as described below, such conversion occurs after a record date and prior to the interest payment date to which that record date relates or such conversion occurs during a registration default as described under "- Registration Rights" below. If we deliver common stock upon surrender of a note for conversion, we will not issue fractional common stock. Instead, we will pay cash in lieu of fractional shares based on the closing sale price of the common stock on the trading day immediately prior to the conversion date. Our delivery to a holder of the full amount of cash and common stock, if any, as described below under "- Payment upon Conversion," together with any cash payment for any fractional share, will be deemed to satisfy our obligation to pay:
•	the principal amount of the note; and

•	accrued but unpaid interest (including contingent interest and additional amounts, if any) to but excluding the conversion date.

As a result, accrued but unpaid interest (including contingent interest and additional amounts, if any) up to but excluding the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. For a general discussion of the U.S. federal income tax treatment upon receipt of our common stock upon conversion, see "Material U.S. Federal Income Tax Considerations."

          Notwithstanding the preceding paragraph, if notes are converted after the close of business on a record date but prior to the opening of business on the interest payment date to which that record date relates, holders of such notes at the close of business on the record date will receive the interest (including contingent interest and additional amounts, if any) payable on the notes on the corresponding interest payment date notwithstanding the conversion. Such notes, upon surrender for conversion, must be accompanied by funds equal to the amount of interest (including contingent interest and additional amounts, if any) payable on the notes so converted on the next succeeding interest payment date. However, no such payment need be made:
•	in connection with any conversion following the regular record date immediately preceding the maturity date;

•	if we have specified a redemption date that is after a record date and on or prior to the corresponding interest payment date;

•	if we have specified a repurchase date or a fundamental change purchase date that is after a record date and on or prior to the corresponding interest payment date; or

•

to the extent of any overdue interest (including overdue contingent interest and additional amounts, if any) if overdue interest, contingent interest or additional amounts exist at the time of conversion with respect to such note.

          If any interest payment date, maturity date, redemption date, repurchase date or settlement date (including upon the occurrence of a fundamental change, as described below) falls on a day that is not a business day, then the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or repurchase date, as the case may be, to that next succeeding business day.

Conversion Rights

General

          Subject to the qualifications and the satisfaction of the conditions and during the periods described below, holders will have the right to convert their notes prior to the close of business on the business day immediately preceding stated maturity, initially at a conversion rate of                   shares per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $                 per share of common stock based on the issue price per note. Upon a surrender of a holder's notes for conversion, unless we have previously exercised our option to satisfy all of our future conversion obligations entirely in common stock as described below under "- Option to Irrevocably Elect to Satisfy Future Conversion Obligations in Common Stock," we will deliver cash equal to the lesser of the aggregate principal amount of notes to be converted and our total conversion obligation. We will deliver shares of our common stock in respect of the remainder, if any, of our conversion obligation, as described below under "- Payment Upon Conversion."

          The conversion rate in effect at any given time is referred to in this offering memorandum as the "applicable conversion rate" and will be subject to adjustments as described under "-Conversion Rate Adjustments," but it will not be adjusted for accrued interest. The "applicable conversion price" at any given time is equal to the principal amount of a note divided by the applicable conversion rate. Holders will be entitled to convert notes in denominations of $1,000 principal amount or multiples thereof. Upon surrender of a note for conversion, we will deliver cash and shares of our common stock, if any, as described below under "- Payment upon Conversion."

          A holder may convert its notes in whole or in part only in the following circumstances, which are described in more detail below, and to the following extent:
•	upon satisfaction of the sale price condition;

•	upon satisfaction of the trading price condition;

•	if we have called notes for redemption, until the close of business one business day prior to the redemption date for such notes;

•	at any time on or after [ , ]; or

•	upon the occurrence of specified corporate transactions.

          Upon any determination by us or the trustee that holders are or will be entitled to convert their notes into shares of our common stock in accordance with the foregoing provisions, we will issue a press release and publish the information on our website.

          If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, unless the tax is due because a holder requests the shares to be issued or delivered to another person, in which case that holder will pay that tax.

Conversion upon Satisfaction of Sale Price Condition

          Prior to [                  ,           ], a holder may surrender its notes for conversion during any fiscal quarter after the fiscal quarter ending June [   ], 2007 if the closing sale price per share of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous fiscal quarter is more than [130]% of the applicable conversion price per share of our common stock on such last trading day. Upon surrender by a holder of its notes for conversion, we will deliver cash and common stock, if any, as described below under "- Payment upon Conversion."

          The "closing sale price" of our common stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported by the Nasdaq Global Market or, if our common stock is not reported by the Nasdaq Global Market, in composite transactions for the principal U.S. national securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq Global Market on the relevant date, the closing sale price will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If our common stock is not so quoted, the closing sale price will be the average of the mid-point of the last bid and asked prices for our common stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by us for this purpose.

          The conversion agent, which initially will be [insert name of trustee], will, on our behalf, determine daily whether the notes are convertible as a result of the sale price of our common stock and notify us and the trustee.

Conversion upon Satisfaction of Trading Price Condition

          A holder may surrender any of its notes for conversion during the five business days immediately following any five-consecutive-trading-day period in which the trading price per $1,000 principal amount of the notes (as determined following a request by a holder of the notes in accordance with the procedures described below) for each day of that period was less than 98% of the product of the closing sale price of our common stock and the applicable conversion rate of the notes on each such day.

          The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5.0 million aggregate principal amount of the notes at approximately 3:30 p.m., New York City time, on the determination date from three independent nationally recognized securities dealers we select, provided that if:
•	three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used, and

•	only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used;

provided further if no bids are received, then for purposes of determining whether the trading price condition has been met the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the product of the closing sale price of our common stock and the applicable conversion rate of the notes on that day.

          The trustee will have no obligation to determine the trading price of the notes as described in this section unless we have requested such determination; and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing sale price of our common stock and the applicable conversion rate of the notes on that day. At such time, we will instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the closing price of our common stock and the applicable conversion rate of the notes.

Conversion Upon Notice of Redemption

          Holders may surrender for conversion any notes called for redemption at any time prior to the close of business one business day prior to the redemption date for such notes, even if those notes are not otherwise convertible at that time.

Conversion On or After [                             ,              ]

          A holder may surrender any of its notes for conversion at any time on or after [                     ,        ] until the close of business on the business day immediately preceding the maturity date.

Conversion upon Specified Corporate Transactions

Certain Distributions

          If we elect to:
•

distribute to all or substantially all holders of our common stock certain rights or warrants entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of our common stock at less than the closing sale price of a share of our common stock on the trading day immediately preceding the announcement date of the distribution; or

•

distribute to all or substantially all holders of our common stock, assets (including cash), debt securities or rights or warrants to purchase our securities, which distribution has a per-share value as determined by our board of directors exceeding 10% of the closing sale price of our common stock on the trading day immediately preceding the announcement date for such distribution, we must notify holders of the notes at least 20 business days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or any announcement that such distribution will not take place. No holder may exercise this right to convert if the holder otherwise could participate in the distribution without conversion. The "ex-dividend" date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.

Fundamental Change Transactions

          If a fundamental change occurs, regardless of whether a holder has the right to put the notes as described under "- Repurchase of Notes by Us at Option of Holder upon a Fundamental Change," a holder may surrender notes for conversion at any time from and after the date which is 35 days prior to the anticipated effective date of the transaction until and including the close of business on the business day prior to the fundamental change repurchase date. We will notify holders and the trustee at the same time we publicly announce such transaction (but in no event less than 35 days prior to the anticipated effective date of such transaction).

          If a holder elects to convert its notes in connection with certain fundamental changes described below under "- Conversion Rate Adjustments - Make Whole Amount", we will deliver upon conversion of the notes an additional number of shares as described below under "- Conversion Rate Adjustments - Make Whole Amount."

          If a transaction described above occurs, a holder may also have the right to require us to repurchase all or a portion of its notes, as described under "- Repurchase of Notes by Us at Option of Holder upon a Fundamental Change."

Conversion Procedures

          To convert a note, a holder must do each of the following:
•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

•	surrender the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date.

          The date a holder complies with these requirements is the "conversion date" under the indenture. The notes will be deemed to have been converted immediately prior to the close of business on the conversion date and the converting holder will be treated as a shareholder of record of Spartan as of that time. If a holder's interest is a beneficial interest in a global note, to convert, a holder must comply with the last three requirements listed above and comply with the depositary's procedures for converting a beneficial interest in a global note.

          The conversion agent will initially be the trustee. The conversion agent will, on a holder's behalf, convert the notes into cash and shares, if any, of common stock at an initial conversion rate of shares per $1,000 principal amount of notes. A holder may obtain copies of the required form of the conversion notice from the conversion agent. Payments of cash and, if common stock is to be delivered, a stock certificate or certificates will be delivered to the holder, or a book-entry transfer through DTC will be made, by the conversion agent for the number of shares of common stock determined as set forth below under "- Payment upon Conversion."

Payment upon Conversion

          In connection with any conversion, we will satisfy our obligation to convert the notes (the "conversion obligation") by delivering to holders in respect of each $1,000 aggregate principal amount of notes being converted a "settlement amount" equal to the sum of the daily settlement amounts for each of the 20 consecutive trading days of the cash settlement averaging period.

          The "daily settlement amount" for each of the 20 consecutive trading days of the cash settlement averaging period, shall consist of:
(1)	cash equal to the lesser of $50 and the daily conversion value; and

(2)

to the extent the daily conversion value exceeds $50, a number of shares equal to, (A) the difference between the daily conversion value and $50 (such difference being referred to as the "daily excess amount"), divided by (B) the closing sale price of our common stock for such day (or the consideration into which our common stock has been converted in connection with certain corporate transactions).

          We will not issue fractional shares of common stock upon conversion of the notes. Instead, we will pay the cash value of such fractional shares based upon the closing sale price of our common stock on the trading day immediately preceding the conversion date. Upon conversion of a note, a holder will not receive any cash payment of interest (including contingent interest and additional amounts, if any) unless such conversion occurs between a record date and the interest payment date to which that record date relates. We will deliver the settlement amount on the third business day following the date the settlement amount is determined.

          The "daily conversion value" means, for each of the 20 consecutive trading days during the cash settlement averaging period, one-twentieth (1/20th) of the product of (1) the applicable conversion rate and (2) the closing sale price of our common stock (as defined above under "- Conversion upon Satisfaction of Trading Price Condition") on such day.

          The "cash settlement averaging period" with respect to any notes means the 20 consecutive trading days beginning:
•	on the redemption date if prior to the relevant conversion date we have called the notes delivered for redemption,

•	on the maturity date if the relevant conversion date is on or after [ ], 2027, and

•	on the second trading day after the relevant conversion date.

          If a holder tenders notes for conversion and the daily conversion value is being determined at a time when the notes are convertible into other property in addition to or in lieu of our common stock, the conversion value of each note will be determined based on the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate would have owned or been entitled to receive in such transaction and the value thereof during the cash settlement averaging period.

Option to Irrevocably Elect to Satisfy Future Conversion Obligations in Common Stock

          Notwithstanding the provisions described above under "- Payment upon Conversion", at any time on or prior to [                        ], 2012 we may irrevocably elect, in our sole discretion without the consent of the holders of the notes, to satisfy all of our future conversion obligations entirely in common stock. If we elect to satisfy our conversion obligation entirely in our common stock, we will deliver to you, in respect of any notes that you convert, a number of shares equal to (i) the aggregate principal amount of notes to be converted (ii) divided by $1,000 and (iii) multiplied by the applicable conversion rate (which will include any increase to reflect any additional shares which you may be entitled to receive as described under "- Make-Whole Amount). We will deliver such shares on the third trading day after the conversion date.

Conversion Rate Adjustments

          The applicable conversion rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

(1) If we issue our common stock as a dividend or distribution on our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:
CR1 = CR0 x	OS1
OS0

where
CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

CR1 = the new conversion rate in effect immediately after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

0S0 = the number of shares of our common stock outstanding immediately prior to such ex-dividend date, or effective date; and

OS1 = the number of shares of our common stock outstanding immediately prior to such ex- dividend date, or effective date but after giving effect to such dividend, distribution, share split or share combination.

If any dividend or distribution described in this paragraph (1) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2) If we distribute to all, or substantially all, holders of our common stock any rights, warrants or options entitling them for a period of not more than 60 days after the date of issuance thereof to subscribe for or purchase our common stock at an exercise price per share of our common stock less than the average of the closing sale prices of our common stock for the 10-consecutive-trading day period ending on the business day immediately preceding the time of announcement of such issuance, the conversion rate will be adjusted based on the following formula:
CR1 = CR0 x	(OS0 + X)
(OS0 + Y)

where
CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately after the ex-dividend date for such distribution;

OS0 = the number of shares of our common stock outstanding immediately prior to the ex-dividend date for such distribution;

X = the number of shares of our common stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the average of the closing sale prices of our common stock for the 10 consecutive trading days ending on the trading day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

If any right, warrant or option described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such right, warrant or option had not been so issued.

(3) If we distribute shares of our capital stock, evidences of indebtedness or other assets or property to all, or substantially all, holders of our common stock, excluding:
(A) dividends, distributions, rights, warrants or options referred to in clause (1) or (2) above;

(B) dividends or distributions paid exclusively in cash; and

(C) Spin-Offs described below in this paragraph (3),

then the conversion rate will be adjusted based on the following formula:
CR1 = CR0 x	SP0
(SP0 - FMV)

where
CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately after the ex-dividend date for such distribution;

SP0 = the average of closing sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the earlier of the record date or the ex-dividend date for such distribution.

With respect to an adjustment pursuant to this clause (3), where there has been a payment of a dividend or other distribution of our common stock or shares of capital stock of any class or series, or similar equity interest, of or relating to our subsidiary or other business unit (a "Spin-Off"), the conversion rate in effect immediately before close of business on the effective date of the Spin-Off will be adjusted based on the following formula:
CR1 = CR0 x	(FMV0 + MP0)
(MP0)

where
CR0 = the conversion rate in effect immediately prior to the effective date of the Spin-Off;

CR1 = the new conversion rate after the Spin-Off;

FMV0 = the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading days after, and including, the effective date of the Spin-Off; and

MP0 = the average of the closing sale prices of our common stock over the first 10 consecutive trading days after the effective date of the Spin-Off.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph will occur on the 10th trading day from and including the effective date of the Spin-Off; provided that in respect of any conversion within the 10 trading days following, and including, the effective date of any Spin-Off, references within this paragraph (3) to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such Spin-Off and the conversion date in determining the applicable conversion rate.

If any such dividend or distribution described in this clause (3) is declared but not paid or made, the new conversion rate shall be readjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4) If we make any cash dividend or distribution to all, or substantially all, holders of our outstanding common stock, other than regular quarterly cash dividends that do not exceed $0.05 per share (the "reference dividend"), the conversion rate will be adjusted based on the following formula:
CR1 = CR0 x	SP0
(SP0 - C)

where
CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate immediately after the ex-dividend date for such distribution;

SP0 = the closing sale price of our common stock on the trading day immediately preceding the earlier of the record date and the day immediately preceding the ex-dividend date for such distribution; and

C = the amount in cash per share that we distribute to holders of our common stock that exceeds the reference dividend.

If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

The reference dividend amount is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the reference dividend amount for any adjustment made to the conversion rate under this clause (4).

Notwithstanding the foregoing, if an adjustment is required to be made under this paragraph as a result of a distribution that is not a regular quarterly dividend, the reference dividend amount will be deemed to be zero.

(5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing sale price of a share of our common stock on the trading day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be adjusted based on the following formula:
CR1 = CR0 x	(AC + (SP1 x OS1))
(SP1 x OS0)

where
CR0 = the conversion rate in effect on the day immediately following the date such tender or exchange offer expires;

CR1 = the conversion rate in effect after such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for our common stock purchased in such tender or exchange offer;

0S0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1= the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1 = the average closing sale prices of our common stock over the 10-consecutive-trading-day period commencing on the trading day following the date such tender or exchange offer expires.

The adjustment to the conversion rate under the preceding paragraph will occur on the 10th trading day from, and including, the trading day following the date such tender or exchange offer expires; provided that in respect of any conversion within 10 trading days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the applicable conversion rate.

          In addition to these adjustments, we may in our sole discretion increase the conversion rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our notes resulting from any dividend or distribution of capital stock issuable upon conversion of the notes (or rights to acquire capital stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period of at least 20 business days if our board of directors has determined that such increase would be in our best interests. If our board of directors makes that determination, it will be conclusive. We will give holders of notes at least 15 days' prior notice of such an increase in the conversion rate. For a general discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate of the notes, see "Material U.S. Federal Income Tax Considerations - U.S. Holders Dividends and Constructive Dividends."

          To the extent that we have a rights plan in effect upon any conversion of the notes into common stock, a holder will receive, in addition to the common stock, the rights under the rights plan, unless, prior to any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as described in clause (3) above. A further adjustment will occur as described in clause (3) above, if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

          Following:
•	any reclassification of our common stock;

•	a consolidation, merger, binding share exchange or combination involving us; or

•	a sale or conveyance to another person or entity of all or substantially all of our property or assets;

the conversion value and the amounts received in settlement of our conversion obligation will be computed as set forth under "- Payment upon Conversion" above, based on the kind and amount of shares of stock, securities, asset or other property (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate multiplied by the number of notes owned would have owned or been entitled to receive in such transaction (the "reference property") and reference property will be delivered in lieu of an common shares that would have otherwise been deliverable upon conversion. If holders of common stock would be entitled to elect the consideration for their common stock received in any transaction described in the previous sentence, we will make adequate provisions so that upon conversion the holders of the notes will be entitled to elect, voting as a class, the consideration for common stock upon which the reference property will be based.

          The applicable conversion rate will not be adjusted:
•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our, common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of the common stock; or

•	for accrued and unpaid interest (including contingent interest and additional amounts, if any).

          Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

          We will not take any action that would result in an adjustment pursuant to the above provisions without complying with the Nasdaq's shareholder approval rules.

Make-Whole Amount

          If the effective date or anticipated effective date of a transaction described under clause (1) or (3) of the definition of "fundamental change" occurs (regardless of whether the holder has the right to require us to repurchase the notes) and 10% or more of the consideration for our common stock in the transaction consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange for the notes surrendered for conversion in connection with such transaction, or if any other fundamental change occurs, we will increase the conversion rate by a number of additional shares (the "additional shares") as described below. We will notify holders at least 35 days prior to the anticipated effective date of such corporate transaction.

          The number of additional shares will be determined by reference to the table below, based on the date on which the transaction becomes effective (the "effective date") and the price (the "stock price") paid per share of our common stock in the transaction. If holders of our common stock receive only cash in the corporate transaction, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the closing sale prices (as defined under "- Conversion upon Satisfaction of Sale Price Condition" above) of our common stock on the five trading days immediately prior to but not including the effective date of the transaction.

          The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the notes is adjusted, as described above under "- Conversion Rate Adjustments." The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under "- Conversion Rate Adjustments."

          The following table sets forth the stock price, effective date and number of additional shares per $1,000 principal amount of notes:
Effective Date	Stock Price

, 2007
, 2008
, 2009
, 2010
, 2011
, 2012
, 2013
, 2014

          The maximum amount of additional shares is                   per $1,000 principal amount of notes, subject to adjustment in the same manner as in the conversion rate as set forth under "- Conversion Rate Adjustments."

          Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed              per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth under "- Conversion Rate Adjustments."

          The exact stock prices and effective dates may not be set forth in the table above, in which case:
•

If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•	If the stock price is in excess of $ per share (subject to adjustment), no additional shares will be added to the conversion rate.

•	If the stock price is less than $ per share (subject to adjustment), no additional shares will be added to the conversion rate.

Redemption at our Option

          Prior to [                  ], 2012, we will not have the right to redeem the notes. We will have the right to redeem the notes in whole or in part, at any time or from time to time, on or after [                       ], 2012 upon not less than 30 nor more than 60 days prior notice by mail, for a cash price equal to the percentage of principal amount of the notes specified in the table below plus accrued and unpaid interest (including contingent interest and additional amounts, if any), if any, up to, but not including, the redemption date.
Period Commencing	Redemption Price

, 2012
, 2013
, 2014

          If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed by lot, on a pro rata basis or by another method the trustee considers appropriate. If the trustee selects a portion of a holder's notes for partial redemption and that holder converts a portion of the same notes the converted portion will be deemed first to be from the portion selected for redemption. In the event of any redemption in part, we will not be required to:
•

issue, register the transfer of or exchange any note during a period beginning at the opening of business 15 days before any selection of notes, for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of notes to be so redeemed, or

•	register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

Repurchase Rights

          Holders have the right to require us to repurchase the notes on [                   ], 2014, [      ], 2017 and [                    ], 2022, each of which we refer to as a "repurchase date." We will be required to repurchase any outstanding notes for which a holder delivers a written repurchase notice to the paying agent. This notice must be delivered during the period beginning at the opening of business on the date that is 20 business days prior to the relevant repurchase date until the close of business on the last day prior to the repurchase date. If the repurchase notice is given and withdrawn during the period, we will not be obligated to repurchase the related notes. Also, our ability to satisfy our repurchase obligations may be affected by the factors described in "Risk Factors - Risks Relating to this Offering - We may not be able to repurchase the notes upon a fundamental change or upon the exercise of a holder's option to require us to repurchase the notes, or pay cash upon conversion of the notes."

          The repurchase price will be payable in cash and will be equal to 100% of the principal amount of notes to be repurchased, plus accrued and unpaid interest (including contingent interest and additional amounts, if any), if any, on such repurchase date. To exercise this right, the holder must deliver a written notice to the paying agent prior to the close of business on the business day prior to the repurchase date. The required repurchase notice shall state:
•	if certificated notes have been issued, the certificate number of the notes (or if the notes are not certificated, the notice must comply with appropriate DTC procedures);

•	the portion of the principal amount of notes to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and

•

that we are to repurchase such notes pursuant to the applicable provisions of the notes and the indenture. A holder may withdraw any repurchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day prior to the repurchase date.

          The notice of withdrawal shall state:
•	the principal amount being withdrawn;

•	the certificate numbers of the notes being withdrawn (or, if the notes are not certificated, the notice must comply with appropriate DTC procedures); and

•	the principal amount, if any, of the notes that remain subject to the repurchase notice.

          Our obligation to pay the repurchase price for a note for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note, together with all necessary endorsements and compliance by the holder with all DTC procedures, as applicable, to the paying agent at any time after the delivery of such repurchase notice. Payment of the repurchase price for such note will be made on the business day following the later of the repurchase date or the time of delivery of such note. If the paying agent holds money sufficient to pay the repurchase price of the note on the business day following the repurchase date in accordance with the terms of the indenture, then, immediately after the repurchase date, interest (including, contingent interest and additional amounts, if any) on such note will cease to accrue, whether or not the note is delivered to the paying agent, and all other rights of the holder shall terminate, other than the right to receive the repurchase price upon delivery of the note.

          In connection with any repurchase at the option of the holders, we will:
•	to the extent applicable, comply with the provisions of Rule 13e-4, Rule 14e-1 and comply with any other tender offer rules under the Exchange Act that may then be applicable; and

•	otherwise comply with all federal and state securities laws as necessary under the indenture to effect a repurchase of notes by us at the option of a holder.

Repurchase of Notes by Us at Option of Holder upon a Fundamental Change

          If a fundamental change, as defined below, occurs, each holder will have the right on the fundamental change repurchase date to require us to repurchase for cash all of its notes or any portion of those notes that is equal to $1,000 in principal amount or integral multiples thereof, at a fundamental change repurchase price equal to 100% of the principal amount of the notes plus any accrued and unpaid interest (including contingent interest and additional amounts, if any) on the notes to but not including the fundamental change repurchase date. If the fundamental change repurchase date is on a date that is after a record date and on or prior to the corresponding interest payment date, we will pay such interest (including contingent interest and additional amounts, if any) to the person to whom principal is payable.

          Within 15 days after the occurrence of a fundamental change, we must give notice to each holder and the trustee of each holder's resulting repurchase right, specifying the fundamental change repurchase date and the procedures that each holder must follow to require us to repurchase its notes as described below. Simultaneously with providing such notice, we will issue a press release and publish the information on our website. The fundamental change repurchase date specified by us will be 30 days after the date on which we give this notice.

          The fundamental change repurchase notice given by a holder electing to require us to repurchase its notes shall be given so as to be received by the paying agent no later than the close of business on the business day prior to the fundamental change repurchase date and must state:
•

if certificated notes have been issued, the certificate numbers of the holder's notes to be delivered for repurchase (or, if the notes are not issued in certificated form, the fundamental change repurchase notice must comply with appropriate DTC procedures);

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture.

          A holder may withdraw its fundamental change repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of notes being withdrawn;

•

if certificated notes have been issued, the certificate numbers of the notes being withdrawn (or, if the notes are not issued in certificated form, the notice of withdrawal must comply with appropriate DTC procedures); and

•	the principal amount of the notes, if any, that remain subject to the fundamental change repurchase notice.

          A "fundamental change" will be deemed to have occurred at such time after the original issuance of the notes as:

(1)

a, "person" or "group" (each within the meaning of Section 13(d)(3) of the Exchange Act) files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock entitled to vote generally in the election of directors; or

(2)	the first day on which a majority of the members of our board of directors does not consist of continuing directors; or

(3)	a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person, other than:

•	any transaction:

(i)	that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

(ii)

pursuant to which holders of our capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving or successor person immediately after giving effect to such issuance; or

•

any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding common stock, if at all, solely into common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation; or

•

any consolidation or merger with or into any of our subsidiaries, so long as such merger or consolidation is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with any other person; or

(4)	a termination of trading.

          A "continuing director" means a director who either was a member of our board of directors on the date of original issuance of the notes or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our shareholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by specific vote or by approval of the proxy statement issued by us on behalf of the board of directors in which such individual is named as nominee for director.

          A "termination of trading" will be deemed to have occurred if our common stock (or other common stock into which the notes are then convertible) is not listed for trading on a U.S. national securities exchange.

          The definition of change of control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, a holder's ability to require us to repurchase its notes as a result of a conveyance, transfer, sale, lease or other disposition of less than all our assets may be uncertain.

          Notwithstanding the foregoing, a holder will not have the right to require us to repurchase its notes upon a fundamental change described in clause (3) above if more then 90% of the consideration in the transaction or transactions consists of common stock traded or to be traded immediately following a change of control on a U.S. national securities exchange, and, as a result of the transaction or transactions, the notes become convertible into that common stock (and any rights attached thereto).

          Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the notes. We will comply with this rule and file Schedule TO (or any similar schedule) to the extent required at that time.

          If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes which holders have elected to require us to repurchase on the business day following the fundamental change repurchase date in accordance with the terms of the indenture, then, immediately after the fundamental change repurchase date, those notes will cease to be outstanding and interest (including contingent interest and additional amounts, if any) on the notes will cease to accrue, whether or not the notes are transferred by book entry or delivered to the paying agent. Thereafter, all other rights of the holders shall terminate, other than the right to receive the fundamental change repurchase price upon book-entry transfer of the notes or delivery of the notes.

          The term "fundamental change" is limited to specified transactions and does not include other events that might adversely affect our financial condition or business operations. The foregoing provisions would not necessarily protect holders of the notes if highly leveraged or other transactions involving us occur that may affect holders adversely. We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change with respect to the fundamental change repurchase feature of the notes but that would increase the amount of our (or our subsidiaries') outstanding indebtedness.

          Our ability to repurchase notes for cash upon the occurrence of a fundamental change is subject to important limitations. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise.

          The fundamental change purchase feature of the notes may in certain circumstances make it more difficult or discourage a takeover of our company. The fundamental change purchase feature, however, is not the result of our knowledge of any specific effort:
•	to accumulate shares of our common stock;

•	to obtain control of us by means of a merger, tender offer solicitation or otherwise; or

•	by management to adopt a series of anti-takeover provisions.

          Instead, the fundamental change repurchase feature is a standard term contained in securities similar to the notes.

Merger or Sale of Assets

          The indenture provides that we may not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all our assets to another person, unless:
•

the resulting, surviving or transferee person (the "successor company") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the successor company (if not us) will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of our obligations under the notes and the indenture;

•

immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the successor company as a result of such transaction as having been incurred by the successor company at the time of such transaction), no default under the indenture shall have occurred and be continuing; and

•

we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

          The successor company will succeed to, and be substituted for, and may exercise every right and power of us under the indenture, but in the case of a conveyance, transfer or lease of all or substantially all our assets, we will not be released from the obligation to pay the principal of and interest on the notes.

Events of Default; Notice and Waiver

          The following will constitute defaults under the indenture, subject to any additional limitations and qualifications included in the indenture:
•

a default in the payment of the principal amount, redemption price, repurchase price or fundamental change purchase price when due at maturity, upon redemption, upon repurchase at the option of a holder upon a fundamental change or on any other repurchase date or otherwise;

•

a default in the payment of any interest (including contingent interest and additional amounts, if any) on the notes when due and such failure continues for a period of 30 days past the applicable due date;

•	we fail to provide notice of the occurrence of a fundamental change as required by the indenture;

•	a default in our obligation to deliver the settlement amount upon conversion of the notes, together with cash in lieu thereof in respect of any fractional shares, upon conversion of any notes;

•

the failure by us to perform or observe any of our other covenants or warranties in the indenture or in the notes for 30 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding notes has been received by us;

•	a failure to pay when due at maturity or a default that results in the acceleration of any indebtedness for borrowed money of us or our subsidiaries in an aggregate amount of $5.0 million or more;

•	the failure by us or any of our subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

•	certain events of bankruptcy, insolvency and reorganization of us or any of our significant subsidiaries.

          The foregoing will constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          If a default under the indenture occurs and is continuing and is known to the trustee, the trustee must mail to each holder of the notes notice of the default within 90 days after it occurs. The trustee may withhold notice to the holders of the notes of a default, except defaults in non-payment of principal or interest (including contingent interest and additional amounts, if any) on the notes. However, the trustee must consider it to be in the interest of the holders of the notes to withhold this notice.

          If an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of us) occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal and accrued and unpaid interest (including contingent interest and additional amounts, if any) on the outstanding notes to be immediately due and payable. In case of certain events of bankruptcy, insolvency or reorganization as describe above, the principal and accrued and unpaid interest (including contingent interest and additional amounts, if any) on the notes will automatically become immediately due and payable. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind such acceleration with respect to the notes and, as is discussed below, waive these past defaults.

          The holders of a majority in principal amount of outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee or of exercising any trust or power conferred on the trustee, subject to limitations specified in the indenture. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the notes or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          The holders of a majority in principal amount of outstanding notes may waive any past defaults under the indenture, except a default due to the non-payment of principal or interest (including contingent interest and additional amounts, if any) a failure to convert any notes into common stock, a default arising from our failure to repurchase any notes when required pursuant to the terms of the indenture or a default in respect of any covenant that cannot be amended without the consent of each holder affected.

          No holder of the notes may pursue any remedy under the indenture, except in the case of a default due to the non-payment of principal or interest (including contingent interest and additional amounts, if any) unless:
•	the holder has given the trustee written notice of a default;

•	the holders of at least 25% in principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

•	the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of outstanding notes, and;

•	the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

          The indenture will require us (i) every year to deliver to the trustee a statement as to performance of our obligations under the indenture and as to any default, and (ii) to deliver to the trustee prompt notice of any default.

          A default in the payment of the notes, or a default with respect to the notes that causes them to be accelerated, may give rise to a cross-default under our existing borrowing arrangements.

Legal Defeasance and Covenant Defeasance

          The notes will not be subject to any defeasance provisions under the indenture.

Amendment and Modification

          The consent of the holders of a majority in principal amount of the outstanding notes (voting as a single class) is required to modify or amend the indenture. However, a modification or amendment requires the consent of the holder of each outstanding note affected by such modification or amendment if it would:
•	reduce the principal amount of or change the stated maturity of any note;

•	reduce the rate or extend the time for payment of interest (including contingent interest and additional amounts, if any) on any note;

•

make any change that adversely affects the right to require us to purchase a note, reduce any amount payable upon repurchase of any note (including upon the occurrence of a fundamental change) or change the time at which or circumstances under which the notes may or shall be repurchased;

•	adversely change the terms upon which the notes may be redeemed;

•	impair the right to receive payment with respect to the notes or the right to institute suit for the enforcement of any payment with respect to, or conversion of, any note;

•	change the currency in which any note is payable;

•	impair the right of a holder to convert any note or reduce the number of shares of common stock or amount of any other property receivable upon conversion;

•	reduce the quorum or voting requirements under the indenture;

•	change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture;

•	subject to specified exceptions, amend or modify certain of the provisions of the indenture relating to amendment or modification or waiver of provisions of the indenture; or

•	reduce the percentage of notes required for consent to any amendment or modification of the indenture.

          We and the trustee may modify certain provisions of the indenture without the consent of the holders of the notes, including to:
•	add guarantees with respect to the notes or secure the notes;

•	evidence the assumption of our obligations by a successor person under the provisions of the indenture relating to consolidations, mergers and sales of assets;

•	surrender any of our rights or powers under the indenture;

•	add covenants or events of default for the benefit of the holders of notes;

•	cure any ambiguity or correct any inconsistency in the indenture, so long as such action will not materially adversely affect the interests of holders;

•	modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect;

•	establish the forms or terms of the notes;

•	evidence the acceptance of appointment by a successor trustee;

•

provide for uncertificated notes in addition to or in place of certificated notes; provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986;

•	conform, as necessary, the indenture and the form or terms of the notes, to the "Description of Notes" as set forth in this offering memorandum; and

•

make other changes to the indenture or forms or terms of the notes, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the holders of the notes.

Calculations in Respect of Notes

          We will be responsible for making all calculations called for under the notes, unless otherwise set forth above. These calculations include, but are not limited to, determinations of the market prices of our common stock, the amount of accrued interest (including contingent interest and additional amounts, if any) payable on the notes and the conversion price of the notes. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Trustee, Paying Agent and Conversion Agent

          We have appointed [                                    ], the trustee under the indenture, as paying agent, conversion agent, note registrar and custodian for the notes. The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.

Notices

          Except as otherwise described herein, notices to registered holders of the notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of mailing.

Rule 144A Information Request

          We will furnish to the holders or beneficial holders of the notes or the common stock issuable upon conversion of the notes and prospective purchasers of the notes, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as these securities are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of ours.

Governing Law

          The notes and the indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Registration Rights

          Prior to or on the closing of this offering, we will enter into a registration rights agreement with the initial purchaser pursuant to which we will agree for the benefit of the holders of the notes and the common stock issuable upon conversion of the notes that we will, at our cost:
•

(x) file a shelf registration statement with the SEC covering resales of the notes and the shares of our common stock issuable on conversion of the notes (which shall be an automatic shelf registration statement if we are eligible to use an automatic shelf registration at the time of filing) no later than 90 days after the first date of original issuance of the notes and (y) (if we are not eligible to use an automatic shelf registration statement) use our reasonable best efforts to cause the shelf registration statement to become effective under the Securities Act no later than 180 days after the first date of original issuance of the notes; and

•	use reasonable best efforts to keep the shelf registration statement effective until the earliest of:

(1)

the date when the holders of notes and holders of the common stock issuable upon conversion of the notes are able to sell such notes and such shares immediately without restriction pursuant to Rule 144(k) under the Securities Act; and

(2)

the date when all of the notes and the common stock issuable upon conversion thereof have been sold either pursuant to the shelf registration statement or pursuant to Rule 144 under the Securities Act or any similar provision then in force or the notes and the common stock issuable upon conversion of the notes cease to be outstanding.

          We may suspend the effectiveness of the shelf registration statement or the use of the prospectus that is part of the shelf registration statement during specified periods under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events. Any suspension period may not exceed an aggregate of:
•	30 days in any 90-day period; or

•	90 days in any 360-day period.

          We need not specify the nature of the event giving rise to a suspension in any notice to holders of the notes of the existence of such a suspension. Each holder, by its acceptance of the notes, agrees to hold any communication by us in response to a notice of a proposed sale in confidence.

          Each of the following is a registration default:
•	the registration statement has not been filed prior to or on the 90th day following the first date of original issuance of any of the notes; or

•

the registration statement has not been declared effective prior to or on the 180th day following the first date of original issuance of any of the notes, which is referred to as the "effectiveness target date"; or

•

we do not, through our omission, name a holder as a selling stockholder in the prospectus through a prospectus supplement or file a post-effective amendment within the required time periods as described below; or

•	any post-effective amendment required to be filed as described below has not been declared effective prior to the 45th day following the date such post-effective amendment is required to be filed; or

•

at any time after the effectiveness of the shelf registration statement, the registration statement ceases to be effective or is not usable and (1) we do not cure the registration statement within 10 business days by a post-effective amendment, prospectus supplement or report filed pursuant to the Exchange Act (other than in the case of a suspension period described in the preceding paragraph), (2) if applicable, we do not terminate the suspension period, described in the preceding paragraph, by the 30th day or (3) a suspension period, when aggregated with other suspension periods during the prior 360-day period, continues, unterminated, for more than 90 days.

          If a registration default occurs, predetermined "additional amounts" will accrue on the notes from and including the day following the registration default to but excluding the earlier of (1) the day on which the registration default has been cured and (2) the date the registration statement is no longer required to be kept effective. The additional amounts will be paid to those entitled to interest payments on such dates semiannually in arrears on each May 1 and November 1 and will accrue at a rate per year equal to:
•	0.25% of the principal amount of a note to and including the 90th day following such registration default; and

•	0.50% of the principal amount of a note from and after the 91st day following such registration default.

          In no event will additional amounts exceed 0.50% per year. If a holder converts some or all of its notes into common stock when there exists a registration default with respect to the common stock, the holder will not be entitled to receive additional amounts on such common stock. However, that holder will receive, on the settlement date for any notes submitted for conversion during a registration default, accrued and unpaid additional amounts to the conversion date relating to such settlement date. If a registration default with respect to the common stock occurs after a holder has converted its notes into common stock, that holder will not be entitled to any compensation with respect to such common stock. In addition, in no event will additional interest be payable in connection with a registration default relating to a failure to register the common stock deliverable upon a conversion of the notes. For the avoidance of doubt, if we fail to register both the notes and the common stock deliverable upon conversion of the notes, the additional amounts will be payable in connection with the registration default relating to the failure to register the notes.

          A holder who elects to sell securities pursuant to the shelf registration statement will:
•	be required to be named as a selling security holder in the related prospectus;

•	be required to deliver a prospectus to purchasers;

•	be subject to the civil liability provisions under the Securities Act in connection with any sales; and

•	be subject to the provisions of the registration rights agreement, including indemnification provisions.

•	Under the registration rights agreement we will:

•	pay all expenses of the shelf registration statement;

•	provide each registered holder with copies of the prospectus;

•	notify holders when the shelf registration statement has become effective; and

•

take other reasonable actions as are required to permit unrestricted resales of the notes and common stock issued upon conversion of the notes in accordance with the terms and conditions of the registration rights agreement.

          The plan of distribution contained in the shelf registration statement will permit resales of registrable securities by selling security holders through brokers and dealers.

          Attached as Annex A to this offering memorandum is a form of notice and questionnaire to be completed and delivered by a holder interested in selling notes or common stock pursuant to the shelf registration statement. In order to be named as a selling security holder in the prospectus at the time of effectiveness of the shelf registration statement, a holder must complete and deliver the questionnaire to us on or prior to the 10th business day before the anticipated effective date of the registration statement. Upon receipt of a completed questionnaire after that time, together with any other information we may reasonably request from a security holder, we will, within 10 business days after receipt, file any amendments to the shelf registration statement or supplements to the related prospectus as are necessary to permit the holder to deliver a prospectus to purchasers of such notes or common stock, subject to our right to suspend the use of the prospectus. We will pay the predetermined additional amounts described above to the holder if we fail to make the filing in the time required or, if such filing is a post-effective amendment to the shelf registration statement required to be declared effective under the Securities Act, if such amendment is not declared effective within 45 days after the date on which the amendment was required to be filed.. If a holder does not timely complete and deliver a questionnaire or provide the other information we may request, that holder will not be named as a selling security holder in the prospectus and will not be permitted to sell its securities pursuant to the shelf registration statement.

Form, Denomination, Exchange, Registration and Transfer

          The notes will be issued:
•	in fully registered form;

•	without interest coupons; and

•

in denominations of $1,000 principal amount and integral multiples of $1,000. Holders may present notes for conversion, registration of transfer and exchange at the office maintained by us for such purpose, which will initially be the Corporate Trust Office of the trustee in The City of New York.

Payment and Paying Agent

          We will maintain an office or agent in the Borough of Manhattan, The City of New York, where we will pay the principal on the notes and a holder may present the notes for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee.

          Payments on the notes represented by the global note referred to below will be made to The Depository Trust Company, New York, New York, which is referred to herein as DTC, or its nominee, as the case may be, as the registered owner thereof, in immediately available funds. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments. Transfers between participants in DTC will be effected in accordance with DTC's rules and will be settled in immediately available funds.

Book-Entry Delivery and Settlement

          We will issue the notes in the form of one or more permanent global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

          DTC has advised us as follows:
•

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

•

Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

          We are providing the following descriptions of the operations and procedures of DTC to the holders solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. None of us, the initial purchaser nor the trustee takes any responsibility for these operations or procedures, and each holder is urged to contact DTC or its participants directly to discuss these matters.

          We expect that under procedures established by DTC:
•

Upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the initial purchaser with portions of the principal amounts of the global notes.

•

Ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

          The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

          So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or the global note.

          Notes represented by a global note will be exchangeable for registered certificated securities with the same terms only if: (1) DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; (2) we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (3) a default under the indenture occurs and is continuing.

          Neither we, nor the trustee, will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.